Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-184383, No. 333-211160 and No. 333-221080) of Realogy Holdings Corp. and its subsidiaries of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2018